Exhibit 10.1

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks (***) denote omissions.

MUTUAL LICENSE AGREEMENT

MUTUAL LICENSE AGREEMENT (“Agreement”), dated as of March 25, 2015 (the “Effective Date”), by and between Divatex Home Fashion, Inc., a New York corporation with a place of business at 261 Fifth Avenue, Suite 501, New York, NY 10016 (“DHF”), and Applied DNA Sciences, Inc., a Delaware corporation, having an address at 50 Health Sciences Drive, Stony Brook, NY 11790 (“ADNAS”; and together with DHF, the “Parties”).

WITNESSETH:

WHEREAS, ADNAS has developed patented technologies (the “Technologies”) for the tagging of raw cotton fiber at source called SigNature® T; and

WHEREAS, DHF designs, manufactures, sources, and distributes home textile fabrics including bedding, bath and accessories. DHF has filed applications with the U.S. Patent and Trademark Office (“USPTO”) to register the following trademarks: “PimaCott”, “GizaCott” and “AmeriCott” (collectively, the “Trademarks”) for the branding and marketing of tagged cotton fiber; and

WHEREAS, the Parties contemplate entering into an agreement with commodity merchant(s) pursuant to which the merchant will be given a license to collect a tagging fee for each pound of SigNature® T tagged cotton from the cotton gins and sell the tagged cotton fibers to customers.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1       Term of the Agreement. The initial term of this Agreement shall be two (2) years, which shall automatically renew for additional one (1) year periods, unless the Agreement is mutually terminated pursuant to Section 7.1 below. (The initial term and any renewal terms shall collectively be referred to as the “Term”). If the cumulative sales for tagged cotton do not result in total sales of 45 million pounds within two (2) years, the Agreement can be terminated at the option of ADNAS.

1.2       Limitations on Liability.

(a)          Neither of the Parties shall have any power to bind the other Party except as specifically provided in this Agreement.

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(b)          Except as otherwise provided herein, neither Party shall be responsible or liable for any indebtedness, obligation or liability of the other Party, whether incurred before or after the Effective Date of this Agreement. In the event that either Party becomes liable for any indebtedness or obligation of the other Party in contravention of the provisions of this provision, such Party shall be indemnified by the other Party pursuant to Article VI hereof.

(c)          The terms and conditions of this Agreement are intended for the exclusive benefit of each Party and no third party shall be entitled to any benefit therefrom nor may any third party in any way rely upon either Party, its assets, or any of its officers, directors, employees or agents, none of whom shall have any apparent authority to bind the other Party except in the manner expressly provided herein.

ARTICLE II

RIGHTS AND DUTIES OF THE PARTIES

2.1       Contributions by the Parties.

(a)          ADNAS will grant the DHF an exclusive worldwide license to use the SigNature® T technology for application in raw cotton fiber for the Term. Upon any expiration or termination of this Agreement, the grant shall expire immediately and DHF shall have no further right to use the SigNature® T technology for application in raw cotton fiber.

(b)          DHF will grant ADNAS an exclusive, worldwide license to use the trademarks, “PimaCott”, “GizaCott” and “AmeriCott” for the Term. Upon any expiration or termination of this Agreement, the grant shall expire immediately and ADNAS shall have no further right to use the "PimaCott", "GizaCott" and "AmeriCott" trademarks.

2.2       Management.

DHF will be solely responsible for the following marketing and operational procedures. The Parties shall jointly determine protocols for chain of custody assurance. ADNAS agrees to provide DHF reasonable technical assistance relating to the use the SigNature® T technology for application in raw cotton fiber in DHF’s marketing efforts.

2.3       Business Plan. The Parties will agree on a business plan. DHF will use best efforts to achieve the goals set forth in such business plan which will include the sale of (a) of fifty (50) million pounds of raw cotton in the first year of the Agreement and (b) one hundred (100) million pounds of raw cotton in the second year of the Agreement.

ARTICLE III

FINANCIAL MATTERS

3.1       Expenses, Profits and Losses.

(a)          DHF will be solely responsible for the marketing of the tagged cotton using Signature® T under the Trademarks to businesses that use cotton in the production and distribution of cotton goods. DHF will be responsible for its own travel expenses

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(b)          ADNAS will be solely responsible for the application of the tagging technology, DNA-related marketing materials and labor, and a predetermined amount per year of QC testing and authentication through the supply chain. ADNAS will work directly with merchant(s) for delivery and installation of SigNature® T technology transfer equipment at the designated gins. ADNAS will be responsible for its own travel expenses related specifically to training and installation of such equipment.

(c)          The parties will reach an agreement of the cost for marketing and application of the Technology set forth in subparagraphs (a) and (b) above. DHF will be responsible for costs of subparagraph (a) and ADNAS will be responsible for the costs set forth in subparagraph (b) (collectively the “Agreed Costs”). The Agreed Costs will be as set forth in the Revenue Sharing Model attached hereto as Schedule A. The Parties will reach an agreement on any other costs that may occur that are not included in subparagraphs (a) or (b) above.

(d)          ADNAS will collect the tagging fee from the merchant. Each party shall be entitled to be reimbursed therefrom for their respective Agreed Costs. The balance of the tagging fee shall be divided equally between the parties, except for the first hundred million pounds of cotton tagged, the fee will be distributed as set forth in Schedule A.

(e)          DHF shall report to ADNAS with respect the Agreed Costs it has incurred as such are incurred.

(f)          ADNAS will provide a quarterly statement to DHF, within ten (10) business days of the end of each calendar quarter, with respect to tagging fees collected for the previous quarter and shall pay to DHF with the report, its share of the tagging fee.

3.2       Books and Records; Audit Rights.

(a)          Books and Records. Each Party shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with this Agreement.

(b)           Audit Rights. During the Term and for one (1) year thereafter, each Party shall have the right, at its own expense, upon five (5) business days' prior written notice through its representatives including its auditors, to examine and/or audit, and make copies and extracts from the other Party's books and records during regular business hours.

(c)          Discrepancy. In the event that such inspection reveals an underpayment by ADNAS, then DHF shall promptly provide ADNAS a copy thereof and ADNAS shall within thirty (30) days of receipt of such report, remit payment to DHF in the amount of the underpayment; provided, however, that ADNAS shall have thirty (30) days from receipt of any audit report to respond with documentation reasonably refuting any claim contained therein. ADNAS shall pay any undisputed claims as set forth above. If no such documentation is provided or documentation is provided but DHF disagrees that such documentation warrants a reduction in the amount claimed by DHF to be due, then DHF shall thereafter be free to pursue its remedies under the Agreement related to non-payment. In the event that such discrepancy is greater than ten percent (10%) of monies owed to DHF, then ADNAS shall bear all reasonable expenses related to such inspection, including reasonable attorney's fees if applicable.

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3.3       Insurance  Each Party shall acquire and maintain at its sole cost and expense during the Term and for a period of six (6) years following the termination of this Agreement, comprehensive general liability Insurance, including product liability and contractual liability, underwritten by an insurance company with a Best’s rating of at least A-/XII.  This insurance coverage shall provide protection of not less than $2,000,000 combined single limit for personal injury and property damage (on a per occurrence basis) and a deductible not to exceed ten percent (10%) of the required policy limits.  All insurance policies shall name the other Party and its parents, subsidiaries and related companies and the respective owners, officers, directors, agents and employees of each of them as additional insureds.  Each Party shall furnish the other Party with endorsements from insurance carriers reflecting compliance with the foregoing obligations within thirty (30) days after execution of this Agreement.  Each Party’s insurance will be primary and not excess or contributory with respect to any insurance that the other Party may maintain.

4            Intellectual Property. DHF shall own all trademarks and domain names developed in the course of this Agreement. and agrees to grant and hereby grants ADNAS the worldwide, non-exclusive right and license to use such trademarks and domain names relating to the goods and services provided hereunder. In the event that DHF elects not to renew a trademark registration or domain name licensed pursuant to this Section, DHF shall notify ADNAS at least sixty (60) days prior to such renewal/expiration date and, upon ADNAS’ request, agrees to transfer such trademark registration or domain name registration to ADNAS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES: COVENANTS

5.1       Each of the Parties represents and warrants to the other that:

(a)          It is a corporation, duly formed, validly existing and in good standing under the laws of the state of its formation. The execution, delivery and performance by it of this Agreement are within its corporate power and authority and have been duly authorized by all necessary corporate action.

(b)          This Agreement is its valid and binding obligation enforceable against each Party in accordance with its terms except that such enforcement may be subject to bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect, or legal or equitable principles relating to or limiting creditors’ rights.

ARTICLE V

INDEMNIFICATION/CONTRIBUTION

6.1       Contribution/Indemnification.

(a)       Indemnification:

i.          DHF agrees to indemnify and hold ADNAS harmless with respect to any third party claims arising out of (a) the marketing and use of the Trademarks except for any ADNAS claims with respect to the efficacy of the Technology, or (b) or any claim asserting that the use of the Trademarks as contemplated herein infringes on or violates the rights of such third party.

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ii.         ADNAS agrees to indemnify and hold DHF harmless with respect to any third party claims arising out of the any claim that the application of the SigNature® T technology infringes on or violates the rights of such third party or that SigNature® T technology does not meet ADNAS claims with respect to efficacy.

iii.        In the event that any claim for indemnification hereunder arises, the party seeking such indemnification shall promptly notify the other party in writing. Such other party shall thereupon be obligated, at the option of the party seeking indemnification, to retain and pay for counsel to defend such claim, the choice of such counsel being subject to the approval of the party entitled to indemnification, but which approval shall not be unreasonably be withheld. The parties shall further use good faith efforts to keep the costs of such indemnification, including defense cost, to a reasonable minimum as may be commercially reasonable under the circumstances. In the event that that the party entitled to indemnification does not seek defense, such party shall be entitled to have its own counsel participate in the defense of such claim at its costs and expense.

iv.        The indemnification provisions herein shall also extend to the officers, employees, agents, attorneys or other persons acting on behalf of the parties.

v.         No settlement of a claim shall be entered into without the consent of the party providing the indemnification, which consent shall not be unreasonably withheld.

vi.        Neither party shall be entitled to indemnification for any claim that is based on the conduct of that party.

ARTICLE VI

TERMINATION

7.1       Event of Termination. Either party may terminate this Agreement upon the happening of any of the following events:

(a)  An event of Bankruptcy or Insolvency of either of the Parties.

(b)  Mutual written agreement of the Parties with sixty (60) days prior written notice.

(c)  At ADNAS’s option if DHF does not complete the cumulative sale of 45 million pounds of DNA-marked cotton by the 2-year anniversary of this agreement as per Paragraph 1.1.

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(d)  A material breach by one Party of its obligations hereunder which has not been cured within thirty (30) days after written notice thereof has been received by the other Party.

ARTICLE VII

MISCELLANEOUS PROVISIONS

8.1       Confidential Information. In the course of the performance of this Agreement, the one party (“Disclosing Party”) may furnish the other party (“Receiving Party”) with confidential and proprietary information and trade secrets including any business and technical information, know-how and trade secrets (whether written, graphic or oral) related to their and their subsidiaries’ current, future and proposed products, including, but not limited to, research and development programs, improvements, methods, procedures, discoveries, patents, patent applications, inventions, processes, chemical formulae, marker compounds, DNA sequences, technology, designs, models, drawings, product plans, products, services, customers, customer lists, strategies, studies, business plans, forecasts, market information, marketing plans, techniques, engineering, testing systems, hardware configuration information, computer software and programs (including source code and related documentation), test and/or experimental data and results, laboratory notebooks, marketing, finances or other business information (collectively, “Confidential Information”). Confidential Information also includes confidential information of third parties that is observed, identified or disclosed under or as a result of this Agreement. The Receiving Party will not disclose the Confidential Information, must immediately return it upon expiration or termination of this Agreement, and must keep it in strict confidence and not use it for any purpose other than the Parties’ respective performance under this Agreement. The Receiving Party may disclose Discloser’s Confidential Information to its Affiliates, employees, officers, directors, partners, representatives, third-party service providers or contractors or other persons designated by a party to act or perform on its behalf on a “need to know” basis only, provided that each is bound by obligations of confidentiality and restrictions against disclosure at least as restrictive as those contain herein. The Disclosing Party will use reasonable efforts to mark or cause to be marked all materials containing its Confidential Information to clearly indicate ownership of the materials and their confidential status; however, failure to mark does not by itself disqualify information from being Confidential Information if other factors or circumstances, or a Party’s course of performance, clearly indicate to the Receiving Party at the time of disclosure or the Receiving Party acknowledges that the information is confidential. The Receiving Party recognizes that the Confidential Information of the Disclosing Party (1) was designed and developed by the Disclosing Party at great expense and over lengthy periods of time; (2) is secret, confidential and unique; (3) constitutes the exclusive property and/or trade secrets of the Disclosing Party; and (4) that any use of the Confidential Information by the Receiving Party for any purpose other than in accordance with this Agreement and in furtherance of obligations hereunder would be wrongful and would cause irreparable injury to the Disclosing Party for which damages are not an adequate remedy. The restrictions and obligations in this Section concerning confidentiality will survive the expiration or termination of this Agreement for a period of three (3) years. The obligations of the Parties herein will not apply to information which: (i) was known to the Receiving Party prior to receipt thereof from the Disclosing Party, as evidenced by the written records of the Receiving Party; (ii) was disclosed to the Receiving Party in good faith by a third party who is in lawful possession of and who had the right to make such disclosures; (iii) became part of the public domain, by publication or otherwise, through no fault of the Receiving Party; or, (iv) was independently developed by the Receiving Party as evidenced by the Receiving Party's written records. Each Party understands and agrees that, in the event that it violates any of the Confidentiality provisions of this paragraph 8.1, the other Party will suffer immediate and irreparable harm that cannot be accurately calculated in monetary damages. Consequently, notwithstanding anything to the contrary in this Agreement, the violating Party acknowledges and agrees that the other Party shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. The violating Party acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the other Party would be entitled.

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8.2       Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

8.3       Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, restrictions or warranties among the parties.

8.4       Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

8.5       Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted here under shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Parties at their respective addresses set forth in this Agreement, and addressed to the person signing this agreement on behalf of such Party. With respect to DHF, a copy of any notice shall be sent to its counsel, Paul H. Aloe, Esq., Kudman Trachten Aloe LLP, 350 Fifth Avenue, Suite 4400, New York, New York 10118 in the manner set forth above or by electronic mail to paloe@kudmanlaw.com. Either Party may change the address to which notices are to be sent, or the person to whose attention they are to be directed, by a written notice in accordance with this paragraph.

8.6       Arbitration of Disputes. Any controversy, dispute between the Parties or claim arising out of or relating to this contract, or the breach thereof, if it cannot be resolved by the Parties, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

8.7       Applicable Law and Venue. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any provisions of conflicts of laws. Exception arbitration as set forth above, the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York shall have exclusive jurisdiction to adjudicate any action arising in connection with this Agreement and each party hereby consents to such jurisdiction.

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8.8       Assignment. Neither Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto, and any such attempted assignment without the prior written consent of the other Party shall be void and of no force or effect; provided, however, that either Party may assign this Agreement or any of its rights and obligations hereunder to a related corporate entity (provided that it also assigns its rights in the Trademarks or SigNature® T to such entity). This Agreement will be binding upon the Parties’ respective assigns.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Divatex Home Fashion, Inc.		Applied DNA Sciences, Inc.

By:	/s/ David Greenstein	By:	/s/ James A. Hayward
	David Greenstein		James A. Hayward
	Chief Executive Officer		Chief Executive Officer

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SCHEDULE A

ADNAS-DIVATEX REVENUE SHARING MODEL

This revenue sharing model assumes:

1.     ADNAS DNA costs per lb of cotton marked

o	Includes
▪	Marking materials and labor
▪	QC testing
▪	Authentication through the supply chain
o	Excludes
▪	Design customization and installation of marking equipment
▪	Travel expenses

2.     Divatex marketing costs per lb of cotton marked exclude travel expenses

3.     ADNAS-Divatex shared revenue (***) on remainder assuming a selling price of $*** per lb

Revenue-sharing per lb per year:

Lbs of cotton DNA-marked per year	ADNAS DIRECT (estimated) $ per lb (1)	DIVATEX DIRECT (estimated)$ per lb (2)	ADNAS-DIVATEX SHARED Revenue $ per lb Assume $*** per lb (3)	ADNAS TOTAL Revenue $ per lb	DIVATEX TOTAL Revenue $ per lb
*** to ***	$***	$***	$***	$***	$***
*** to ***	$***	$***	$***	$***	$***
*** to ***	$***	$***	$***	$***	$***
>***	$***	$***	$***	$***	$***